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                                                                  EXHIBIT 10.2

                                PROMISSORY NOTE

$___________                                                 Date:  June 10,1999


     For value received, the undersigned promises to pay to emachines, Inc., a Delaware corporation (the "Company"), or its order, at its principal office the principal sum of $___________ with interest, which shall accrue from December 18, 1998, thereof at the rate of 5.79% per annum, compounded annually, on the unpaid balance of the principal sum. Said principal shall be due on the tenth anniversary of the date of this Note. Said interest shall be paid as it accrues by means of regular payroll deductions in the case of an employee and by such other means as the Board may approve in the case of a member of the Board.

     Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note.

     This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to the terms of such agreement.

     The holder of this Note shall have full recourse against the undersigned personally for failure to pay the Note as and when due.

     The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time.

     If the undersigned shall default in the payment of amounts hereunder when due, the holder of this Note shall be entitled to payment by the undersigned of all costs of collection, including, without limitation, reasonable attorneys' fees and costs incurred in connection with such collection efforts, whether or not suit on this Note is filed. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.


                                     _______________________________
                                     Name: